Consent of Independent Auditors

We consent to the incorporation of our report dated December 29, 2006, on the financial statements of Coons Trailer Leasing, Inc. (the “Company”) for the years ended December 31, 2005 and 2004, included in the Form SB2 registration of Coons Trailer Leasing, Inc. as filed with the Securities and Exchange Commission on December 29, 2006.

Sutton Robinson Freeman & Co., P.C.

Tulsa, Oklahoma
December 29, 2006

SUTTON ROBINSON FREEMAN & CO., P.C.

2727 East 21st Street, Suite 600   ●  Tulsa, Oklahoma 74114-3537   ● 918.747.7000    ● Fax 918.743.7525    ● www.telcpa.com